Brandcil

Making Social Media Management Easy to Use at Fair Prices for 1.3 Billion Users Globally


Unlocking The
True Potential For
Social Media
Google
aws
NVIDIA

Invest

$100 minimum investment

DEADLINE: February 29, 2024

in 3 months

SHARE PRICE

$2

TOTAL RAISED

$28,840

VALUATION

$21,013,500

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION


POST. ENGAGE. ANALYZE.
Feature-Packed, Custom Brand Management Platform
Saves our users time
Fully scalable
Cost-effective
Best-in-class user experience
Post Reach
Like, Comments and Shares

Brandcil's powerful and customizable brand management platform is designed to be the **hub for all social media marketing** needs. It is built on state-of-the-art technology that is designed to easily scale with your business and supports hundreds of business apps.

Better ad campaigns, seamless engagement tools, and amplified analytics (all at a fair price) gives businesses of all sizes the ability to quickly adapt to meet customer needs.


Democratize social media management for all!
Our goal is to help our clients - small businesses, corporations, and individuals use the **power of social media** to reach new customers and opportunities like never before.
10K
10K

"We built Brandcil because we saw the pain people go through trying to manage social media instead of growing their business. We want to make social media management take less time, energy, and money while also providing superior results in helping scale all types and sizes of business."

Elton Broudy
CEO & Founder

HIGHLIGHTS

- State-of-the-Art Technology: Cloud-based, Containerized SaaS platform
- Founders have 90+ years of experience in Silicon Valley with 20+ patents
- 35% to 72% Price savings compared to major competitors
- Relationships with Amazon, NVIDIA, Google, and more
- Capturing a piece of the $1.5 Trillion social media market by 2025

PROBLEM


THE PROBLEM
Current social media management systems have become obsolete due to:
High Cost and Fees
Poor User Experience
Too Complex

Historically, professional social media management was costly and complex, with limited competition. This allowed existing services to maintain outdated technology and raise prices, to the detriment of customers, particularly small businesses.



The advent of social media provides a myriad of avenues to customers

Businesses are racing to take advantage of this very effective medium

Brandcil has the opportunity to define this market and make billions!

The way forward is to harness the potential of social media channels with content that counts and engagement that has meaning at **a price the average user can afford**. Brandcil hasn't set out to invent the wheel - that already exists. But we are striving to improve it and make it available to more people and businesses.

SOLUTION


THE SOLUTION
Customer-focused social media management built on state-of-the-art tech
Fair Prices
Easy-to-Use
Highly Customizable

Our customers are at the center of everything we do. That is why we designed a platform to help everyone grow - from individuals to businesses, from small enterprises to big corporations.

Brandcil is built on the latest technology stack in the cloud, and fully "containerized," to provide scalability and rapid feature development to grow businesses.

Platform backed by analytics and research

Top analysis across academia and the tech sector have provided Brandcil with valuable insights to develop a **seamless user experience at an accessible price point**.



We launched our beta product to collect useful feedback to improve and prepare for our full platform official launch, which includes an enhanced User Interface and Mobile App.


Brandcil
Recent Posts
Dashboard
Publish
File Manager
Analytics
Mentions
Brand & Profile
Team Management
Compose
Notifications
Help Center
Ana Rich
A Video about clouds

Brandcil's Features:

- Visual calendar and post schedule assistant
- Brand Management and Brand Health
- Lead generation with customizable ad campaigns to make your investment count
- Social listening tools for market insights and hearing your clients' voice




Name Surname
Analysis
Data activity
900
Add to Favorites
Details
All
Hidden accounts
940
400
450
500
Mon
Tue
Wed
Thu
Fri
Sat
Sun

- Easy team management to reduce redundancy and improve efficiency
- Mobile app for on-the-go management, in addition to our desktop web app
- Analytics for a complete report of everything that is happening across your social media platforms and channels
- Big 7 Social Media Integration: Facebook, YouTube, Instagram, Twitter, LinkedIn, TikTok, and Pinterest

"Managing our social media platforms became a lot easier and organized after we switched to Brandcil. We tried other platforms before and Brandcil understands and accommodates our needs very well."

Stuart Little, MD
Satisfied User

MARKET

Brandcil Total Addressable Market

$78.9 Billion
USA TAM Estimate

$1.5 Trillion
Global TAM Estimate



TOTAL AVAILABLE MARKET
1%Global Penetration 13M $15B/Yr
Target Global Market 1.3B $ 1.55T/Yr
Serviceable Global Market 4.8B
Global Population 8.03B
1% USA Penetration 664K $789M/Yr
Target USA Market 66M $78.9B/Yr
Serviceable USA Market 246M
USA Population 339M

TAM estimates based on target market of 27% of all active social media users within a given population. Annual revenue estimation is based on Brandcil's mid-tier subscription ($99/1 year).

TAM = (Total Users x27%) x (Annual Subscription $)

Sources: dataportal.com/reports/digital-2023-united-states-of-america, dataportal.com/reports/digital-2023-april-global-statshot

Over 1.3 billion potential clients in the space

with less than 1% percent market penetration



Brandcil aims to provide customers with a complete solution to their current and future marketing and branding needs.

Our customer base includes:

- Small-to-medium-sized businesses
- Enterprise-level companies
- Start-ups
- eMarketers
- YouTubers
- Influencers

8% Market SM Growth worth $102 billion ('21) to reach $309 billion by 2025





Global Social Media Users
Global Population
10,000
7,500
5,000
2,500
0
Population in Millions
7577
7643
7725
7805
7877
7942
8009
2789
3196
3461
3709
4199
4623
4760
2017
2018
2019
2020
2021
2022
2023



US Social Media Users
US Population
400
300
200
100
0
Population in Millions
329
331
333
335
336
337
339
214
230
230
230
240
270
246
2017
2018
2019
2020
2021
2022
2023

Sources: dataportal.com/reports/digital-2023-united-states-of-america, dataportal.com/reports/digital-2022-united-states-of-america, dataportal.com/reports/digital-2023-global-overview-report

ASSOCIATIONS

- AWS Startup Accelerator Program: We have been selected by Amazon to officially participate in this program which sponsors promising companies - like Brandcil!
- NVIDIA Inception: We have been accepted into NVIDIA's Inception Program with AI and other technical resource support services!
- Trusted Integration: Twitter, TikTok, LinkedIn, Snapchat, Google and Pinterest.
- Meta verified Tech Provider: Due to our work on direct integrations with Instagram and Facebook, we have been accepted as a Meta tech partner.
- Palo Alto Networks: We're working with Palo Alto Networks to provide best-in-class security monitoring for our platform and clients.

BUSINESS MODEL



What makes Brandcil special?

We designed our platform specifically to be **intuitive** so our clients can easily manage their social media accounts and marketing campaigns while **saving a ton of effort, frustration, time, and money!**

Brandcil aims to leverage the power of social media platforms by delivering meaningful content and engagement accessible to the average user, enhancing its accessibility and effectiveness for a broader audience of individuals and businesses.

Monthly Subscription Revenue Model

Professional
SMALL BUSINESS
$19 vs $49 (Competitor)

Business
ENTRY ENTERPRISE
$59 vs $249 (Competitor)

Platinum
ENTERPRISE
$99 vs $399 (Competitor)

Custom
ENTERPRISE
$199+ vs $799 (Competitor)

SUCCESS TO DATE

- Successfully launched Beta in 2022
- Added supported channels: Pinterest and TikTok
- Added 10+ new product features based on Beta feedback: Brand health, Social Inbox, Drafts, Image Editor, Brand Management and Team Management, etc.
- Completely revamped our User Experience with a new, clean User Interface
- Developed Mobile App for both iOS and Android
- Switched to a consumption-based pricing model to provide flexibility

TEAM

Elton Broudy
CEO & Founder

Senior Technologist and Business Process transformation agent, with 30 years of experience in Silicon Valley (Kaiser Permanente, NetApp, Siemens and Agilent Technologies, etc.) Generated more than 2 1/2 billion dollars in revenue in high-tech.



Vincent Mui
COO & Co-Founder

20+ years of enterprise software experience in Silicon Valley. MBA in IT Management. Held leadership positions at Equinix in Product Operations ($100M+ OpEx/CapEx), and at Dell EMC in Software Engineering Operations and Technical Program Management.



Rustyn Clark
CMO & Co-Founder

Communications and customer advocate. Rustyn has spent 15+ years refining communications and user experiences for leading media and technology companies like Warner Brothers, Microsoft, Comcast, HBO, and T-Mobile.



Nina Norris
Real Estate Vertical

16 years of experience in the Tech industry and a top producing Realtor since 2010. She is highly trained and experienced in all types of real estate transactions. MBA in Finance, and worked in Finance, Marketing, and Strategy Development.



John Fullbright

Senior Technical Consultant

25 year veteran technologist, with Microsoft, Avanade, NetApp, then Gartner, helping customers transition to cloud. Over 24 patents granted for private, hybrid, and public cloud technologies.

USE OF PROCEEDS

If the offering's maximum amount of $1,200,000 is raised:

Use	Value	% of Proceeds
Staffing	$291,200	24.3%
Additional Infrastructure	$250,000	20.8%
Customer Service	$100,000	8.3%
Operating Costs	$150,000	12.5%
Management	$150,000	12.5%
Software Development	$200,000	16.7%
Intermediary fees	$58,800	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Brandcil Incorporated. This offering must raise at least $10,000 by February 29, 2024 at 10:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Brandcil may issue additional securities to raise up to $1,200,000, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

11,106,750 shares
× $2 per share

$22,213,500 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on October 17, 2023

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Twitter
- Facebook

UPDATES

Dec 5, 2023	We hope this message finds you well! Don't...
Dec 4, 2023	Our virtual conference hits screens on December...
Dec 1, 2023	5 Days Left Until Our Must-See Webinar on...
Nov 23, 2023	Greetings From Brandcil! Mark your calendars!...
Nov 17, 2023	Exciting news is on the horizon as we mark a...
Oct 17, 2023	Primary offering of 600,000 shares at $2
Oct 17, 2023	Filed Form C

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